                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [x]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [x]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                             AT&T CAPITAL CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

________________________________________________________________________________
                              [Logo]   AT&T
                                       Captial Corporation


                                      1995
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                             Friday, April 21, 1995
                                  at 9:30 a.m.
                                  ------------

                 The Hamilton Park Executive Conference Center
                                175 Park Avenue
                            Florham Park, New Jersey

________________________________________________________________________________

                                             [Logo]  AT&T
                                                     Capital Corporation
THOMAS C. WAJNERT                                    44 Whippany Road
Chairman of the Board &                              Morristown, NJ 07962-1983
Chief Executive Officer

                                                     March 20, 1995


Dear Fellow Stockholder:


     It is my pleasure to invite you to attend AT&T Capital Corporation's 1995 Annual Meeting of Stockholders. This second annual meeting of the owners of AT&T Capital Corporation will be held on Friday, April 21, 1995, beginning at 9:30 a.m. local time, at The Hamilton Park Executive Conference Center, 175 Park Avenue, Florham Park, New Jersey. The Notice of Annual Meeting and Proxy
Statement accompanying this letter describes the business to be transacted at the meeting.


     Following the practice we established at our first annual meeting last year, I will report to you at the meeting on your Company's performance and major developments during 1994 and our vision for the future. I welcome this opportunity to have a discussion with AT&T Capital Corporation's stockholders and look forward to your comments and questions.

     IF YOU PLAN TO ATTEND THE MEETING, PLEASE KEEP THE ADMISSION TICKET THAT IS ATTACHED TO THE PROXY CARD ACCOMPANYING THIS NOTICE AND PROXY STATEMENT AND CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD. YOUR NAME WILL BE PLACED ON AN ADMISSION LIST HELD AT THE ENTRANCE TO THE MEETING. BENEFICIAL STOCKHOLDERS WHO PLAN TO ATTEND MAY HAVE THEIR NAMES ADDED TO THE ADMISSION LIST BY SENDING A WRITTEN NOTIFICATION, ALONG WITH PROOF OF OWNERSHIP (SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT), TO THE COMPANY'S CORPORATE SECRETARY'S OFFICE, 44 WHIPPANY ROAD, MORRISTOWN, NEW JERSEY 07962-1983.

     Regardless of the number of shares you hold, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. Signing your proxy card before the meeting will not prevent you from voting your shares in person if you are present at the meeting.

     I look forward to seeing you at the meeting.

                                          Sincerely,
                                          THOMAS C. WAJNERT

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Stockholders of AT&T Capital Corporation (the 'Company') will be held on Friday, April 21, 1995, beginning at 9:30 a.m. local time, at The Hamilton Park Executive Conference Center, 175 Park Avenue, Florham Park, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy Statement:

          (1) the election of 11 directors for the ensuing year;

          (2) the appointment of Coopers & Lybrand L.L.P. as independent auditors to examine the Company's accounts for 1995;

          (3) the approval of the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan; and

          (4) such other matters as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's common stock at the close of business on March 2, 1995, are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          G. DANIEL MCCARTHY
                                          Senior Vice President, General
                                          Counsel,
                                          Secretary and Chief Risk Management
                                          Officer

AT&T Capital Corporation
44 Whippany Road
Morristown, NJ 07962-1983
March 20, 1995

                             YOUR VOTE IS IMPORTANT

     TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN IF YOU SEND IN YOUR PROXY.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

General Information........................................................................................      1

A -- Election of Directors.................................................................................      2

     Nominees for Election.................................................................................      2

     The Board of Directors and Committees of the Board....................................................      4

     Compensation of Directors.............................................................................      5

     Security Ownership....................................................................................      6

     Executive Compensation................................................................................      9

B -- Appointment of Independent Auditors...................................................................     28

C -- Approval of the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan..................     29

Additional Information.....................................................................................     31

Exhibit A -- 1995 Senior Executive Annual Incentive Plan...................................................    A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Capital Corporation (the 'Company') for use at the Annual Meeting of Stockholders to be held on Friday, April 21, 1995, and at any adjournment thereof. The solicitation of proxies provides all stockholders entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they attend the meeting in person. This Proxy Statement and the related proxy card are first being mailed to the Company's stockholders on or about March 20, 1995.

     Owners of record of the Company's common stock (the 'Common Stock') at the close of business on March 2, 1995, are entitled to notice of and to vote at the Annual Meeting. Such owners are entitled to one vote for each share of Common Stock held.

     The owners of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. As of January 1, 1995, there were 46,962,439 shares of Common Stock outstanding.

     If you wish to give your proxy to someone other than the three persons named as proxies on the enclosed card (the 'Proxy Committee'), all three names appearing on the enclosed proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you.

     The shares represented by a properly signed and returned proxy card will be voted as specified by the stockholder on such card. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director (Item A), FOR the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors (Item B) and FOR the approval of the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan (Item C). A proxy may be revoked by a stockholder at any time before it is voted by providing notice of such revocation in writing to the Company's Corporate Secretary's Office (at the Company's address set forth in the Notice of Meeting accompanying this Proxy Statement), by submission of another proxy properly signed by such stockholder and bearing a later date, or by voting in person at the Annual Meeting.

     Abstentions with respect to Item B or Item C have the legal effect of votes 'AGAINST' such items and are counted in determining a quorum and votes cast. Pursuant to New York Stock Exchange rules, brokers may vote on Items A, B and C without receiving instructions from the beneficial owner of the shares.

     It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a stockholder will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. Such documents are available for examination only by the inspectors of election and certain persons associated with processing proxy cards and tabulating the vote, although the Company may be informed whether or not a particular stockholder has voted.

     Comments from stockholders about the proxy material or about other aspects of the business are welcome, and space is provided on the proxy card for this purpose. Although all such notes may not be answered on an individual basis, they are helpful to the Company's management in assessing stockholder sentiment and in determining what kinds of additional information should be furnished to stockholders.

                           A -- ELECTION OF DIRECTORS
                           (ITEM A ON THE PROXY CARD)

     The Board has fixed the number of directors at eleven. Mr. Jerre L. Stead resigned as a member of the Board effective January 3, 1995, in connection with his resignation as an officer of AT&T Corp. Mr. Alex J. Mandl will not be standing for re-election at this year's Annual Meeting. Each other current member of the Board is a nominee for director.

     Each nominee for director has consented to being named in the Proxy Statement and to serve if elected. The Proxy Committee intends to vote for the election of the 11 nominees listed on the following pages unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.

     If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by the proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors of the Company (the 'Board') or the Executive Committee of the Board of Directors or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees would be unavailable to serve. Each of the nominees listed below, except William B. Marx, Jr. and Marilyn J. Wasser, is currently a director.

     The affirmative vote of a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each nominee for director. Accordingly, if a quorum is present, the 11 persons receiving the greatest number of votes will be elected to serve as directors.

     Certain information regarding each nominee is set forth below, including age (as of January 1, 1995) and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company.

                             NOMINEES FOR ELECTION


     THOMAS C. WAJNERT. Mr. Wajnert has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since July 1993. From April 1993 to July 1993, Mr. Wajnert was President, Chief Executive Officer and Vice Chairman of the Board of Directors of the Company. From February 1990 to March 1993, Mr. Wajnert was President and Chief Executive Officer and a director of AT&T Capital Holdings, Inc. (formerly known as AT&T Capital Corporation) ('Old Capital'), a wholly-owned subsidiary of AT&T Corp. (formerly known as American Telephone and Telegraph Company) ('AT&T') and a predecessor of the Company. From October 1984 to May 1993, Mr. Wajnert was the Chief Executive Officer of AT&T Credit Holdings, Inc. (formerly known as AT&T Credit Corporation) ('Old Credit'), an indirect, wholly-owned subsidiary of AT&T and a predecessor of both the Company and Old Capital. Mr. Wajnert is also Vice Chairman of the Equipment Leasing Association of America, a trustee of the AT&T Foundation, a member of the Morristown Memorial Hospital Investment Committee, and a director of AT&T Universal Card Services Corporation, the National Corporate Theatre Fund, the Morris County Chamber of Commerce, the Wharton Center for Financial Services and JLG Industries Inc. Age: 51. Date First Elected: April 1993.


     JOHN P. CLANCEY. Mr. Clancey has been the President and Chief Executive Officer of Sea-Land Service, Inc., an ocean transportation and distribution services corporation, since 1991. From May 1990 to July 1991, Mr. Clancey was Executive Vice President of the Pacific Division of Sea-Land Service, Inc. and from 1986 to May 1990, Mr. Clancey was Group Vice President of that division. Age: 49. Date First Elected: June 1993.

     JAMES P. KELLY. Mr. Kelly has been Executive Vice President and Chief Operating Officer of United Parcel Service of America, Inc. ('UPS') since February 1994. From May 1992 to February 1994, Mr. Kelly was Senior Vice President and Chief Operating Officer of UPS. From September 1990 to May 1992, Mr. Kelly was Senior Vice President and National Operations Group Manager of UPS, and from June 1988 to September 1990, Mr. Kelly was Senior Vice President and Labor Relations Manager of UPS. Mr. Kelly is also a director of UPS. Age:
51. Date First Elected: June 1993.

     GERALD M. LOWRIE. Mr. Lowrie has been the Senior Vice President for Federal Government Affairs of AT&T since January 1985. Mr. Lowrie is also a director of NationsBank Trust Company N.A., a subsidiary of NationsBank, N.A. Age: 59. Date First Elected: January 1993.

     WILLIAM B. MARX, JR. Mr. Marx has been Executive Vice President of AT&T and Chief Executive Officer of AT&T's Multimedia Products Group, a division of AT&T, since October 1994. Mr. Marx was Executive Vice President of AT&T and Chief Executive Officer of AT&T's Network Systems Group, a division of AT&T, from July 1989 to September 1994. Mr. Marx is also a director of Massachusetts Mutual Life Insurance Company. Age: 55.

     RICHARD A. MCGINN. Mr. McGinn became Executive Vice President of AT&T and Chief Executive Officer of AT&T's Network Systems Group, a division of AT&T, in October 1994. Mr. McGinn was President and Chief Operating Officer of AT&T's Network Systems Group from August 1993 to September 1994. From July 1991 to July 1993, Mr. McGinn was Senior Vice President of that division. From June 1990 to June 1991, Mr. McGinn was President of AT&T Computer Systems, another division of AT&T, and from July 1989 to May 1990, Mr. McGinn was Co-President of that division. Age: 48. Date First Elected: June 1993.

     JOSEPH J. MELONE. Mr. Melone has been President and Chief Operating Officer of The Equitable Companies, Incorporated since November 1990, and the Chairman and Chief Executive Officer of The Equitable Life Assurance Society, a wholly-owned subsidiary of The Equitable Companies, Incorporated, since February 1994. From 1984 to November 1990, Mr. Melone was President of The Prudential Insurance Company of America. Mr. Melone is also a director of The Equitable Companies, Incorporated, The Equitable Life Assurance Society, Alliance Capital Management Corporation, Foster Wheeler Corporation, Donaldson, Lufkin & Jenrette, Inc. and the American Council of Life Insurance. Age: 63. Date First
Elected: June 1993.

     RICHARD W. MILLER. Mr. Miller has been Executive Vice President and Chief Financial Officer of AT&T since August 1993. From March 1990 to July 1993, Mr. Miller was the Chairman, President and Chief Executive Officer of Wang Laboratories, Inc. ('Wang') and from August 1989 to February 1990 was President and Chief Operating Officer of Wang. Age: 54. Date First Elected: December 1993.

     S. LAWRENCE PRENDERGAST. Mr. Prendergast has been the Vice President and Treasurer of AT&T since 1983. From February 1990 to March 1993, Mr. Prendergast was a director and Vice Chairman of the Board of Directors of Old Capital and from October 1984 to March 1990 he was a director of Old Credit. Age: 53. Date First Elected: January 1993.

     BROOKS WALKER, JR. Mr. Walker has been a general partner of Walker Investors, a venture capital firm, since 1978. From 1968 to 1987, Mr. Walker was the Chairman of the Board and President of

United States Leasing International, Inc. Mr. Walker is also a director of Gap, Inc. and Pope & Talbot, Inc. Age: 66. Date First Elected: June 1993.

     MARILYN J. WASSER. Ms. Wasser has been Vice President -- Law and Secretary of AT&T since May 1994. From December 1983 to April 1994, Ms. Wasser held various positions in the AT&T Law Department, including positions with AT&T's Information Systems, Large Business Systems, Communications Services and Personal Communications Services business units. Age: 39.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board of Directors. There were six meetings of the Board and 15 committee meetings in 1994, with individual attendance averaging 78% of such meetings. Messrs. Lowrie and Mandl attended less than 75% of the aggregate meetings.

     Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established several Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these Committees, their current members and the number of meetings held during 1994 are described below.

     The EXECUTIVE COMMITTEE possesses the powers of the Board to manage and direct the business and affairs of the Company during the interval between Board meetings, except as limited by Delaware law and except for those matters assigned to the Audit, Compensation and Business Review Committees. The members of the Executive Committee, which met twice in 1994, are Messrs. Miller (Chairman), Prendergast, Wajnert and Walker.

     The COMPENSATION COMMITTEE, which consists entirely of directors independent of the Company (i.e., directors who do not receive compensation as an officer or employee of the Company or any of its subsidiaries), recommends to the Board the compensation arrangements for, and grants of awards and incentive payments to, the Company's Chief Executive Officer and certain other senior officers who are members of the Company's Corporate Leadership Team; approves compensation arrangements for, and grants of awards and incentive payments to, certain other of the Company's senior officers; considers matters related to management development and succession; administers the Company's compensation plans and programs; reviews the competitive position of the Company's total compensation relative to the Company's peers and competitors; and approves certain benefit plans of the Company and its subsidiaries. The members of the Compensation Committee, which met five times in 1994, are Messrs. Miller (Chairman), McGinn and Melone.

     The AUDIT COMMITTEE, which is composed entirely of directors independent of both the Company and AT&T, reviews the financial reporting standards and practices of the Company and the Company's internal financial controls to monitor the independence of the Company's public auditors, the integrity of management, the adequacy of disclosures to stockholders, and compliance with the policies and objectives established by the Board of Directors. To further the foregoing, the Audit Committee recommends the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent auditors; reviews with management and the independent auditors the Company's interim and year-end operating results; and considers the adequacy of the internal accounting and auditing procedures of the Company. The Company's internal auditors and the independent auditors each meet alone with the Audit Committee and have unrestricted access to the Audit Committee. The members of the Audit Committee, which met four times in 1994, are Messrs. Walker (Chairman), Clancey and Kelly.

     The BUSINESS REVIEW COMMITTEE, which is composed entirely of directors independent of both the Company and AT&T, reviews, and establishes guidelines and procedures with respect to, certain agreements, transactions or arrangements (collectively, 'Related Party Transactions') with AT&T, customers of AT&T, directors of the Company or entities in which a director of the Company has a financial interest. The Business Review Committee's role is to provide the Company with an independent committee to review, or provide guidance in connection with, Related Party Transactions to ensure that the transactions are fair to the Company and its stockholders. The members of the Business Review Committee, which met four times in 1994, are Messrs. Melone (Chairman), Clancey and Kelly.

COMPENSATION OF DIRECTORS

     Directors who do not receive compensation as an officer, member or employee of the Company or any of its affiliates (including AT&T) (collectively, 'Non-Employee Directors') are paid an annual retainer fee of $18,500 for service as a director and a fee of $1,000 for each meeting of the Board of Directors that such director attends, and an annual retainer fee of $3,250 for service as Chairman of any committee of the Board of Directors and a fee of $1,000 for any committee meeting attended by such director. All Non-Employee Directors are reimbursed for expenses incurred in attending meetings.

     Beginning in 1994 on an annual basis on the day after the Company's annual stockholders' meeting, Non-Employee Directors received and will receive an option to purchase 1,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of the grant. Such options vest on the day before the Company's annual stockholders' meeting next following the date of the grant and would be forfeited to the Company if the Non-Employee Director ceases to be a member of the Board prior to such date.

     In addition, each Non-Employee Director may from time to time elect to receive, in lieu of the cash retainer that would otherwise be payable to such Non-Employee Director, on each date on which such retainer would otherwise be payable during the period that such election is in effect, either (i) restricted stock with a fair market value as of such payment date equal to the amount of such retainer payment or (ii) an option to purchase that number of shares of Common Stock that has an aggregate fair market value as of such payment date equal to two and one-half times the amount of such retainer payment, with an exercise price per share equal to such fair market value per share.

     Such restricted stock would be non-transferable until the day before the annual meeting of the Company's stockholders next following the date of grant and would be forfeited to the Company if the Non-Employee Director ceases to be a member of the Board prior to such date.

     Such options would be exercisable only during the period commencing on the day before the annual meeting of the Company's stockholders next following the date of grant and ending 10 years after the date of grant, and may be exercised in whole or in part at any time during such period. If a Non-Employee Director ceases to be a member of the Board before such options become exercisable, such options would be cancelled.

     Pursuant to the Company's 1993 Directors' Deferred Compensation Plan, each Non-Employee Director may elect to defer all or any part of the cash compensation payable to such Non-Employee

Director until a date specified by the Non-Employee Director or, if earlier, the March 15 following the calendar year during which such Non-Employee Director's service as a member of the Company's Board terminates. Deferred compensation is credited to a deferred compensation bookkeeping account. Amounts so credited accrue interest at a per annum rate equal to the yield as of the first day of the applicable deferral year on United States Treasury Notes having a maturity of 10 years, plus 5 percent. Upon a 'change in control' (as defined in the 1993 Directors' Deferred Compensation Plan), all deferred amounts will be paid in a lump sum within 3 business days after such change in control.

                               SECURITY OWNERSHIP

     The following tables set forth certain information with respect to beneficial ownership of the Company's Common Stock and AT&T common stock as of January 1, 1995 by each director, by each nominee for director, by each of the five executive officers of the Company named in the Summary Compensation Table on page 15, by all directors and executive officers of the Company as a group, and by each person who is known to be the beneficial owner of more than 5% of the Common Stock:

              (A) SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE
                   THAN 5% OF THE COMPANY'S VOTING SECURITIES


                                                                                              AMOUNT OF
                                                                                             AND NATURE
                                                NAME AND ADDRESS OF                         OF BENEFICIAL    PERCENT
TITLE OF CLASS                                   BENEFICIAL OWNER                             OWNERSHIP      OF CLASS
- ------------------------  ---------------------------------------------------------------   -------------    --------

Common Stock              AT&T Capital Holdings, Inc.(1) ................................      6,037,500       12.9%
                          32 Loockerman Square, Suite L-100
                          Dover, DE 19901
Common Stock              AT&T Credit Holdings, Inc.(1) .................................     34,212,500       72.9%
                          32 Loockerman Square, Suite L-100
                          Dover, DE 19901


- ------------

(1) AT&T Credit Holdings, Inc. is a direct, wholly-owned subsidiary of AT&T Capital Holdings, Inc., which is a direct, wholly-owned subsidiary of AT&T. Accordingly, both AT&T and AT&T Capital Holdings, Inc. may be deemed the beneficial owner of all 40,250,000 shares of Common Stock shown in the table.

   (B) SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND MANAGEMENT
                I. EQUITY SECURITIES OF AT&T CAPITAL CORPORATION

                                                                                           AMOUNT OF
                                                                                          AND NATURE
                                                                                         OF BENEFICIAL      PERCENT
TITLE OF CLASS                              NAME OF BENEFICIAL OWNER                       OWNERSHIP        OF CLASS
- ------------------------  ------------------------------------------------------------   -------------      --------

Common Stock              John P. Clancey.............................................          2,567 (3)      (1)
Common Stock              James P. Kelly..............................................          3,382 (3)      (1)
Common Stock              Gerald M. Lowrie............................................          1,000          (1)
Common Stock              Alex J. Mandl...............................................         30,000          (1)
Common Stock              William B. Marx, Jr.........................................              0          (1)
Common Stock              G. Daniel McCarthy..........................................         45,580 (2)(3)    (1)
Common Stock              Richard A. McGinn...........................................              0          (1)
Common Stock              Joseph J. Melone............................................          3,000 (3)      (1)
Common Stock              Richard W. Miller...........................................          2,000          (1)
Common Stock              Ruth A. Morey...............................................         42,462 (2)(3)    (1)
Common Stock              S. Lawrence Prendergast.....................................          2,000          (1)
Common Stock              Irving H. Rothman...........................................         63,533 (2)(3)    (1)
Common Stock              Jerre L. Stead..............................................          2,500          (1)
Common Stock              Charles D. Van Sickle.......................................         54,818 (2)(3)    (1)
Common Stock              Thomas C. Wajnert...........................................        124,658 (2)      (1)
Common Stock              Brooks Walker, Jr...........................................          7,632 (3)      (1)
Common Stock              Marilyn J. Wasser...........................................              0          (1)
All directors and executive officers (18 persons) as a group, including the above.....        385,132 (4)      (1)

(1) Such ownership interests for each individual director and named executive officer and for all directors and executive officers as a group do not exceed 1 percent of the outstanding Common Stock.

(2) Pursuant to  the  Company's Senior  Management  Share Ownership  Policy,  as
    amended (the 'Ownership Policy') originally adopted by the Compensation Committee on July 23, 1993, as a condition to continued employment in any of certain senior management positions with the Company, each of the named executive officers, as well as other members of the Company's senior management team (i) were required to purchase the full number of shares offered to such executives under the Company's 1993 Leveraged Stock Purchase Plan (the 'LSPP') and/or the Company's 1993 Long Term Incentive Plan (the 'LTIP') and (ii) are prohibited from making any 'Disqualifying Disposition' of 'Eligible Shares' during the term of the Ownership Policy (i.e., until August 31, 2000). 'Disqualifying Disposition' means any sale or other disposition of any Eligible Shares unless, immediately following such disposition, the executive continues to own either (a) Eligible Shares with a market value at least equal to the aggregate purchase price paid by such executive for the shares purchased by him or her under the LSPP and/or LTIP or (b) a number of Eligible Shares at least equal to the number of such shares purchased under the LSPP and/or LTIP (adjusted for any stock dividends, stock splits or other combinations or subdivisions of the
    Company's  Common  Stock  subsequent  to  the  applicable  purchase   date).
    'Eligible Shares' means all shares of Common Stock of the Company owned by the executive from time to time, including (a) any shares purchased

                                              (footnotes continued on next page)

(footnotes continued from previous page) under the LSPP and/or the LTIP, (b) any shares that have been issued upon the exercise of options granted under the LSPP and/or the LTIP or otherwise granted by the Company to such executive, (c) any restricted stock awarded to the executive and (d) any shares purchased in the market, but Eligible Shares do not include (i) any shares subject to options that have not yet been exercised or (ii) any performance shares awarded that have not been fully earned. Under the LSPP and/or the LTIP, the named executive officers were required to purchase (and did purchase) the following number of shares of the Company's Common Stock: Mr. Wajnert, 124,558 shares; Mr. Rothman, 53,372 shares; Mr. Van Sickle, 47,093 shares; Mr. McCarthy, 42,697 shares, and Ms. Morey, 38,930 shares. Such purchases were funded in large part by loans made by the Company to the named executive officers (see 'Indebtedness of Management' beginning on page 27 for additional information regarding such loans).

(3) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to March 2, 1995 as follows: Mr. Clancey -- 1,000; Mr. Kelly -- 2,632; Mr. McCarthy -- 2,883; Mr. Melone -- 1,000; Ms.
    Morey -- 2,532; Mr. Rothman -- 10,161; Mr. Van Sickle -- 7,725; and Mr. Walker -- 3,632.

(4) Includes  beneficial ownership of 31,565 shares  that may be acquired within
    60  days  pursuant  to  stock  options  awarded  under  employee   incentive
    compensation plans.

                         II. EQUITY SECURITIES OF AT&T


                                                                                           AMOUNT OF
                                                                                          AND NATURE
                                                                                         OF BENEFICIAL      PERCENT
TITLE OF CLASS                              NAME OF BENEFICIAL OWNER                       OWNERSHIP        OF CLASS
- ------------------------  ------------------------------------------------------------   -------------      --------
Common Stock              John P. Clancey.............................................            0            (1)
Common Stock              James P. Kelly..............................................            0            (1)
Common Stock              Gerald M. Lowrie............................................      105,093(2)         (1)
Common Stock              Alex J. Mandl...............................................      228,850(2)         (1)
Common Stock              William B. Marx, Jr.........................................      177,863(2)         (1)
Common Stock              G. Daniel McCarthy..........................................        1,232(2)         (1)
Common Stock              Richard A. McGinn...........................................       44,320(2)         (1)
Common Stock              Joseph J. Melone............................................            0            (1)
Common Stock              Richard W. Miller...........................................       56,632(2)         (1)
Common Stock              Ruth A. Morey...............................................        5,403(2)         (1)
Common Stock              S. Lawrence Prendergast.....................................       41,240(2)         (1)
Common Stock              Irving H. Rothman...........................................        5,366(2)         (1)
Common Stock              Jerre L. Stead..............................................       94,652(2)         (1)
Common Stock              Charles D. Van Sickle.......................................        9,585(2)         (1)
Common Stock              Thomas C. Wajnert...........................................       12,658(2)         (1)
Common Stock              Brooks Walker, Jr...........................................          125            (1)
Common Stock              Marilyn J. Wasser...........................................       14,439(2)         (1)
All directors and executive officers (18 persons) as a group, including the above.....      797,480(3)         (1)

- ------------

(1) Such ownership interests for each individual director and named executive officer and for all directors and executive officers as a group do not exceed 1 percent of AT&T's outstanding common stock.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to March 2, 1995 as follows: Mr. Lowrie -- 100,944; Mr. Mandl -- 218,245; Mr. Marx -- 174,706; Mr. McCarthy -- 1,200; Mr.
    McGinn   --  36,323;  Ms.  Morey  --   2,231;  Mr.  Miller  --  51,760;  Mr.
    Prendergast -- 40,302; Mr. Rothman -- 2,350; Mr. Stead -- 34,470; Mr. Van Sickle -- 9,585; Mr. Wajnert -- 12,622 and Ms. Wasser -- 11,420.


(3) Includes  beneficial ownership of 696,158 shares that may be acquired within
    60  days  pursuant  to  stock  options  awarded  under  employee   incentive
    compensation plans.


- ----------------------------------------------------------

     The Company is required to identify any director or executive officer who failed timely to file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, no director or executive officer so failed to file such a report.

                             EXECUTIVE COMPENSATION
                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the 'Committee') is responsible for approving and recommending to the Board the salaries, annual bonus and long-term incentive payments, grants and awards for all the Company's executive officers, including the Company's Chief Executive Officer (the 'CEO'). The following report describes the actions of the Committee and the Board regarding compensation of executive officers for 1994.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are designed to link an executive's compensation to the performance of the Company and the interests of stockholders and to provide competitive compensation for executives. For 1994, the Company targeted total annual cash compensation at approximately 85% of the median total annual cash compensation of a select group of leasing and finance companies and publicly traded banking and financial services companies that compete directly with the Company in the Company's principal businesses for capital and for executive talent (the 'Peer Group'). Except for the eleven leasing and finance companies in the Peer Group that are not publicly traded, these are the same companies whose performance is reflected in the Performance Graph that follows this report (page 24).

     The compensation mix for the Company's executives reflects a balance of annual awards, including cash incentive awards and long-term equity-based awards. Annual cash incentive awards are granted based on the achievement of the Company's financial targets and individual performance. Emphasis, however, is placed on plans that provide awards based on price appreciation with respect to, and dividends paid on, the Company's Common Stock. These plans are also structured to attract, motivate, and retain the valuable executive talent necessary for the continued success of the Company.

     Consistent with the emphasis on equity-based plans, the Company's executive officers at the time of the IPO were required by the Company to purchase, contemporaneously with the IPO and pursuant to the LSPP, shares of the Company's Common Stock at the IPO price.

     For an executive officer to be eligible to receive stock option grants and other awards under the Company's 1993 Long Term Incentive Plan (the 'LTIP'), such executive officer must generally hold the shares that such executive was required to purchase under the LSPP. In addition, pursuant to the Company's Senior Management Share Ownership Policy (the 'Share Ownership Policy'), as a condition to continued employment, the Company's executive officers are, with certain exceptions, prohibited from selling shares acquired under the LSPP and LTIP until August 31, 2000. As indicated in the Table entitled 'Equity Securities of AT&T Capital Corporation,' Mr. Wajnert, the Company's CEO, owns 124,658 common shares. As a group, the executive officers own 331,051 common shares (see note 2 to the Table entitled 'Equity Securities of AT&T Capital Corporation' beginning on page 7, which note includes a more complete description of the Share Ownership Policy).

     Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally denies a publicly-held corporation a federal income tax deduction for compensation in excess of $1 million paid to its CEO or any of its four most highly compensated other executive officers (the 'named executives'). Exceptions are made for, among other things, performance-based compensation.

     The Company intends to satisfy the requirements for performance-based compensation with respect to options and annual and long-term cash incentive compensation for named executives. The Committee has been advised that options granted under the LSPP and the LTIP as well as amounts paid pursuant to the Share Performance Incentive Plan (the 'SPIP') appear to qualify as performance based compensation. To ensure that annual incentive compensation paid to named executives qualifies as performance-based, the Company has adopted the 1995 Senior Executive Annual Incentive Plan (the 'SEAIP'). The Company's six executive officers are currently the sole eligible participants in the SEAIP (see 'Approval of the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan' beginning on page 29). Notwithstanding the maximum awards payable under the SEAIP, the Committee intends to exercise its discretion under such plan to ensure the awards thereunder are consistent with the compensation philosophy described herein.

     The Committee believes that, on balance, the Company's executive compensation programs are achieving the goal of linking a substantial portion of compensation to the Company's performance and to the interests of shareholders. For example, 46% of the named executives' total cash compensation for 1994 was from incentives tied directly to the Company's performance. In particular, Mr. Wajnert received 49% of his cash compensation from performance-based incentives, compared to 48% in 1993. When the potential present value of stock option grants are included (assuming (i) the 10% annual rate of appreciation used in the table entitled 'Option/SAR Grants in Last Fiscal Year' on page 17 and (ii) a discount rate of 6.5%), more than 70% of total direct compensation paid in 1994 to the named executive officers was from incentives. The Committee believes that the compensation program and the Share Ownership Policy create the necessary alignment of executive compensation and the creation of shareholder value.

COMPENSATION ELEMENTS

     The Company's executive officer compensation consists of two principal elements: (1) an annual component and (2) a long-term component. The policies with respect to each of these elements, as well as the basis for determining the compensation of the CEO, are described below.

ANNUAL COMPONENT

     Individual target incentive amounts under the Company's 1993 Annual Incentive Plan (the 'AIP'), as described below, and base salaries were targeted on a combined basis at approximately 85% of the median total annual cash compensation of the Peer Group. For 1994 for overperformance of the executive officers, total annual cash compensation paid to the executive officers ranged from 125% to 147% of such target and 106% to 125% of the median total annual cash compensation of the Peer Group. The allocation of annual cash compensation between an individual's target incentive amount and his or her base salary is made by the Committee based on its discretionary assessment of the appropriate level of fixed pay (base salary) versus variable pay (target incentive amount). The AIP provides for annual cash awards based on Company and individual performance during the year. The amount available for payment of all awards is equal to a predetermined percentage of the Company's consolidated net income above a predetermined annual return to equity target. Cash awards payable to participants in the AIP, to the extent amounts are available for payment, are determined by multiplying each participant's target incentive amount by a final incentive factor. As discussed below, cash awards paid to the executive officers for 1994 under the AIP ranged from 79% to 95% above individual target incentive amounts.

     A participant's target incentive amount is determined by multiplying the participant's target percentage by his or her annual base salary. Individual target percentages are established by the Committee and, for 1994, ranged from 43% - 50% of base salary.

     The final incentive factor is determined by multiplying a financial results factor by a strategic objectives factor. The financial results factor was based 50% on the Company's net income and 50% on its return to equity. For 1994, both the net income and return to equity targets established by the Committee were exceeded. The strategic objectives factor was based 20% on the ratio of the Company's operating expenses to revenue, 20% on the value of the Company's assets at year end and 60% on shared and individual objectives. For 1994, the strategic objectives established by the Committee were exceeded.

     Shared and individual objectives are established by the Committee for the CEO, and the Committee reviews the objectives established by the CEO for each of the other executive officers. For 1994, each category of objectives was equally weighted in determining AIP awards. Shared objectives for 1994 focused on efforts to perform in accordance with the Company's vision and strategy, planning for leadership succession, organization diversity, deployment of quality processes, and global technology improvements. Individual objectives were set in accordance with the Company's policy that individual objectives support strategic and operational objectives by reflecting commitment to three interest groups: stockholders, customers, and employees (whom the Company refers to as 'members'). Individual performance objectives varied by executive officer. The Committee makes a discretionary assessment of executive performance vis-a-vis the shared and individual performance objectives. For 1994, the Committee determined that all executive officers exceeded their shared and individual performance objectives.

LONG-TERM COMPONENT

     The long-term component of executive compensation, which is designed to align stockholders' and executive officers' interests, consists of awards under the LTIP and the SPIP. Under the LTIP, the Committee may grant various stock-based awards, including stock options (either nonqualified stock options or incentive stock options), SARs, restricted stock awards, performance shares, performance units, dividend equivalents and other stock awards (see 'Long Term Incentive Plan' below beginning on page 20).

     Together, awards under the LTIP and SPIP are targeted to provide an opportunity for long-term compensation at the median of long-term compensation opportunity provided by the Peer Group. Specific performance factors, either individual or Company, were not taken into account by the Committee in determining these target awards. The stock options were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant and are generally exercisable between one and ten years from the date granted.

SHARE PERFORMANCE INCENTIVE PLAN

     Under the SPIP (which is further described in the notes to the Long-Term Incentive Plans table beginning on page 19), in 1993 executive officers received awards entitling them to receive cash payouts with respect to each of the three-year performance periods ending on June 30, 1996, 1997, 1998, 1999 and 2000, respectively, depending on the Company's total return to stockholders during each period as measured against two benchmarks. No additional awards can be made under the SPIP.

     One benchmark is the average Total Return during such performance period relative to a benchmark group of companies (the 'Benchmark Group'). Because not all of the Peer Group companies are publicly traded, the Committee determined that the Benchmark Group for purposes of the SPIP would be a group of 26 (now
25) New York Stock Exchange traded companies, each of which has a current market value relatively similar to that of the Company and is a competitor of the Company in the leasing, finance or lending business. These are the same companies whose performance is reflected in the Performance Graph that follows this report (on page 24). In certain circumstances, the Committee may change its selection of companies that comprise the Benchmark Group for purposes of the SPIP.1 See note 2 to the Performance Graph for additional information about the Benchmark Group.

- ------------

1 If  any  company in  the Benchmark  Group at  any time  ceases to  be publicly traded, such company shall be promptly deleted from the Benchmark Group. The Committee in its discretion may also delete any other company from the Benchmark Group, either permanently or with respect to a limited number of performance periods, which, because of any change in the nature of the business, capitalization or structure of such company or the occurrence of any merger, consolidation, reorganization, recapitalization, tender or exchange offer or other corporate transaction affecting such company, the Committee believes such company is no longer a suitable reference for evaluating the Company's Total Return. In the event of any such deletion, the Committee may in its discretion replace any such deleted company with one or more additional publicly traded financial services companies that are comparable to the remaining companies in the Benchmark Group, but such replacement company shall only be included in the Benchmark Group with respect to performance periods beginning after the date that such replacement company is so designated.
                                       12

     The average Total Return of the Benchmark Group is determined by first calculating the average Total Return for each of two sub-groups within the Benchmark Group (one sub-group consists of 15 commercial banks and the other sub-group consists of 10 leasing and finance companies), then averaging the average Total Return of the two sub-groups. Within each sub-group, Total Return is calculated in a manner consistent with the calculation of Total Return for purposes of the Performance Graph. This methodology for calculating the Total Return of the Benchmark Group is employed because of the significantly higher capitalization level of the bank sub-group relative to the leasing and finance company sub-group, and the importance of giving the leasing and finance companies in the Benchmark Group a significant amount of weight in determining the Total Return of the Benchmark Group.

     Assuming that the Company has met the second benchmark as described below, the target payout for such period will be achieved if the Company's Total Return for such period exceeds the average Total Return of the Benchmark Group for such period by 1.5 percentage points. The maximum payout will be achieved if the Company's Total Return exceeds the average Total Return of the Benchmark Group by at least 3.0 percentage points.

     The second benchmark is designed to ensure that no payout will be achieved unless Total Return exceeds a 'risk-free' rate of return without regard to the level of relative performance. The second benchmark is the interest rate on three-year Treasury Notes as of the beginning of such performance period. If the Company's Total Return during such performance period does not exceed such 'risk-free' rate by at least 1.5 percentage points, no payouts will be made under the SPIP with respect to such period. (For additional information regarding the SPIP and the Benchmark Group, see the notes to the Long-Term Incentive Plans table beginning on page 19 and note 2 to the Performance Graph beginning on page 24).

     The allocation of long-term compensation awards between awards under the LTIP and awards under the SPIP was made by the Committee based on its subjective assessment of the appropriate level of stock-based long-term awards versus cash-based long-term awards. Specific performance factors, either individual or Company, were not taken into account by the Committee in determining the size and mix of these long-term awards.

                                CEO COMPENSATION

     Mr. Wajnert's 1994 performance was reviewed by the Committee which made recommendations to the Board concerning the annual component (base salary and annual incentive) and long-term component (options) of his compensation. These actions were based on the considerations discussed below.

ANNUAL COMPONENT

     The CEO's salary was increased 12% to $461,000 by the Committee effective March 1, 1994. After taking into account such increase, the CEO's base salary is approximately 12% below the median salary for CEOs within the Peer Group.

     For 1994, the CEO received an annual incentive payout of $441,755 under the Company's AIP. The payout under the AIP represented approximately 195% of the CEO's target annual award. This payment was based on the facts that the Company exceeded its net income and return to equity targets and that, in the Committee's judgment, the CEO exceeded his individual performance goals.

     In addition to leading the Company through a financially successful year, the CEO exceeded both his shared and individual performance objectives. The objectives for which the CEO was accountable included shared objectives with other members of the corporate leadership team and strategic direction, Board effectiveness, building customer relationships, consistent communications with key audiences, an effective and responsive investor relations program, a CEO succession plan, senior-management team-building, and personal development plans.

LONG-TERM COMPONENT

     The CEO's long-term compensation opportunity from awards under the SPIP and option grants under the LTIP approximates 55% of his total compensation for 1994. The CEO's total performance based awards (annual and long term incentives) represent approximately 75% of his total compensation. The Committee believes that an appropriate amount of pay is contingent upon the performance of the Company, and that the CEO's compensation is properly aligned with the creation of shareholder value.

                                          The Compensation Committee
                                          Richard W. Miller, Chairman
                                          Richard A. McGinn
                                          Joseph J. Melone

                            SUMMARY COMPENSATION TABLE


                                                                                      LONG-TERM COMPENSATION
                                                                            -----------------------------------------
                                                  ANNUAL COMPENSATION                 AWARDS
                                         ----------------------------------  ---------------------------
                                                                  OTHER                      SECURITIES   PAYOUTS          ALL
                                                                  ANNUAL     RESTRICTED      UNDERLYING  ---------        OTHER
                                                              COMPENSATION     STOCK        OPTIONS(3)/   LTIP        COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)  BONUS($)    ($)(1)     AWARD(S)($)(2)    SARS(#)   PAYOUTS($)(4)  ($)(5)
- ----------------------------       ----   ---------  --------    ------    ---------------   --------   ------------  ------------
Thomas C. Wajnert, Chairman of
  the Board & Chief Executive
  Officer......................    1994  $ 452,838   $ 441,755   $23,207      $  0               50,000     $209,416     $81,888
                                   1993    371,750     342,032    24,875         0              206,941      246,623      25,302
                                   1992    315,000     210,500    20,523         0               12,587      145,583      24,807
Irving H. Rothman, Group
  President....................    1994    271,666     217,360     1,447         0               28,725            0      47,832
                                   1993    252,083     233,350         0         0               78,600      205,508       3,954
                                   1992    232,584     153,371         0         0                2,350            0       3,173
Charles D. Van Sickle,
  Group President..............    1994    250,000     205,449     6,086         0               24,341            0      41,588
                                   1993    220,833     191,688       657         0               70,527       20,985       3,750
                                   1992    194,667     128,381         0         0                2,350            0           0
G. Daniel McCarthy, Senior Vice
  President, General Counsel,
  Secretary and Chief Risk
  Management Officer...........    1994    217,333     167,343     5,154         0               13,194            0      36,745
                                   1993    180,500     156,759     2,639         0               58,246        1,653      10,965
                                   1992    145,500      95,940       868         0                1,288            0       8,863
Ruth A. Morey,
  Senior Vice President and
  Corporate Resources
  Officer......................    1994    206,000     169,287     4,798         0               12,551            0      33,815
                                   1993    163,750     142,235       598         0               53,557       20,520       9,866
                                   1992    129,166      85,155         0         0                1,131            0       7,430

- ------------

(1) Includes (a) dividend equivalents paid to Mr. Wajnert with respect to long-term performance shares prior to the end of the applicable three-year performance periods and (b) tax payment reimbursements on behalf of Mr. Wajnert, Mr. Rothman, Mr. Van Sickle, Mr. McCarthy and Ms. Morey.

(2) The named executive officers have each purchased shares of the Company's Common Stock (which shares are subject to certain transfer restrictions) under the LSPP (see note 2 to the Security Ownership table beginning on page 7 and 'Indebtedness of Management' beginning on page 27 for additional information regarding the LSPP). Under the LSPP, the named executive officers purchased the following number of shares of the Company's Common
    Stock: Mr. Wajnert, 124,558 shares; Mr. Rothman, 53,372 shares; Mr. Van Sickle, 47,093 shares; Mr. McCarthy, 42,697 shares; and Ms. Morey, 38,930 shares. Mr. Rothman's aggregate AT&T restricted stock holdings as of December 31, 1994 are 3,000 shares, which shares will vest in 1995. The value of Mr. Rothman's restricted shares as of December 31, 1994 is $152,625. Mr. Rothman is entitled to receive dividends with respect to such restricted shares. Mr. Wajnert's aggregate AT&T performance shares (i.e., awards of units equivalent in value to AT&T common shares, the payout with respect to which may range from 0% to 150% of such performance shares based on AT&T's return-to-equity performance

                                              (footnotes continued on next page)

(footnotes continued from previous page) compared to a target) as of December 31, 1994 is 8,092 performance shares, 4,433 of which performance shares vested on December 31, 1994, and 3,659 of which performance shares will vest on December 31, 1995. The value of Mr. Wajnert's performance shares (assuming target payouts) as of December 31, 1994 (including those performance shares that vested on that date) is $411,681. As indicated in note (1) above, Mr. Wajnert is entitled to receive dividend equivalents with respect to such performance shares.

(3) Includes options to purchase the Company's Common Stock and options to purchase AT&T common stock. All options to purchase AT&T common stock were awarded prior to the IPO. All amounts indicated for 1994 represent options to purchase the Company's Common Stock, all amounts indicated for 1992 represent options to purchase AT&T common stock, and amounts indicated for 1993 are as follows: Mr. Wajnert was awarded an option to purchase 12,587 shares of AT&T common stock and options to purchase 194,354 shares of the Company's Common Stock; Mr. Rothman was awarded an option to purchase 2,350 shares of AT&T common stock and options to purchase 76,250 shares of the Company's Common Stock; Mr. Van Sickle was awarded an option to purchase 2,350 shares of AT&T common stock and options to purchase 68,177 shares of the Company's Common Stock; Mr. McCarthy was awarded an option to purchase 1,200 shares of AT&T common stock and options to purchase 57,046 shares of the Company's Common Stock; and Ms. Morey was awarded an option to purchase 1,100 shares of AT&T common stock and options to purchase 52,457 shares of the Company's Common Stock. The following table entitled 'Option/SAR Grants in Last Fiscal Year' (page 17) provides additional information regarding the option grants disclosed in this column.

(4) Includes distributions in 1992, 1993 and 1994 to Mr. Wajnert of performance shares whose three-year performance periods ended December 31, 1991, December 31, 1992 and December 31, 1993, respectively. The value of 2,000 AT&T restricted shares which vested in 1992 and 3,000 AT&T restricted shares which vested in 1993 are also reflected in his payouts for those years. The 1993 amounts for Messrs. Rothman, Van Sickle and McCarthy and Ms. Morey reflect cash payouts under the Company's 1990 Long-Term Incentive Compensation Plan. The value of 3,000 AT&T restricted shares which vested in 1993 are also reflected in Mr. Rothman's payout for that year.

(5) Includes (a) Company contributions in 1994 to the Company's Retirement and Savings Plan and related non-qualified plans (Mr. Wajnert, $59,881; Mr. Rothman, $47,832; Mr. Van Sickle, $41,588; Mr. McCarthy, $36,745; and Ms. Morey, $33,815), (b) the dollar value of the benefit of premiums paid for split-dollar life insurance policies (Mr. Wajnert, $16,894) and (c) payments equal to reduced company matching payments caused by IRS limitations (Mr. Wajnert, $5,113). Under the Company's Retirement and Savings Plan and related non-qualified retirement plans, an eligible participant may make a basic contribution of 1% to 6% of annual pay (i.e., salary and annual bonus), and the Company contributes a matching payment equal to two-thirds of the basic contribution. The Company also makes a uniform points contribution to each participant based on pay and service currently equal to 6% to 13% of annual pay. The amounts for 1992 and 1993 include Company contributions under the AT&T Long-Term Savings Plan. Under the AT&T Long-Term Savings Plan, an eligible employee may make a basic contribution of 2% to 6% of salary and bonus, and AT&T contributes an amount equal to two-thirds of the basic contribution. Certain IRS limitations cause executive officers and certain other managers to lose AT&T contributions and certain senior managers of AT&T (including Mr. Wajnert) received a lump sum payment in the following calendar year equal to any lost AT&T contribution. Neither Mr. Wajnert nor any other member continues to participate in the AT&T Long-Term Savings Plan (see 'Defined Benefit Plan Retirement Benefits' beginning on page 25).

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the individuals listed in the Summary Compensation Table during 1994, together with related information.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                ------------------------------------------------------      POTENTIAL REALIZABLE
                                 NUMBER OF                                                    VALUE AT ASSUMED
                                 SECURITIES      PERCENT OF                                 ANNUAL RATE OF STOCK
                                 UNDERLYING    TOTAL OPTIONS/    EXERCISE                    PRICE APPRECIATION
                                OPTIONS/SARS   SARS GRANTED TO   OR BASE                     FOR OPTION TERM(3)
                                  GRANTED       EMPLOYEES IN      PRICE     EXPIRATION   ---------------------------
             NAME                  (#)(1)      FISCAL YEAR(2)     ($/SH)       DATE         5%($)         10%($)
- ------------------------------  ------------   ---------------   --------   ----------   -----------   -------------
Thomas C. Wajnert.............      50,000           9.926%      $26.1458     1/21/04    $822,147.66   $2,083,483.58
Irving H. Rothman.............       8,500           5.703%       26.1458     1/21/04     139,765.10      354,192.21
                                    20,225                        24.0000     4/22/04     305,265.45      773,602.59
Charles D. Van Sickle.........       8,500           4.832%       26.1458     1/21/04     139,765.10      354,192.21
                                    15,841                        24.0000     4/22/04     239,095.67      605,915.38
G. Daniel McCarthy............       7,000           2.619%       26.1458     1/21/04     115,100.67      291,687.70
                                     6,194                        24.0000     4/22/04      93,488.96      236,919.38
Ruth A. Morey.................       7,000           2.492%       26.1458     1/21/04     115,100.67      291,687.70
                                     5,551                        24.0000     4/22/04      83,783.86      212,324.75

- ------------

(1) Options become exercisable within three years after the grant date.

(2) The indicated percentages represent the aggregate options to purchase the Company's Common Stock granted to the named executive officers expressed as a percentage of the aggregate of options to purchase the Company's Common Stock granted to all members of the Company and its subsidiaries in 1994.

(3) The 5 and 10 percent growth rates, which rates were determined in accordance with the rules of the Securities and Exchange Commission, were chosen to value options because they illustrate that the potential future value to the executive is linked to the future growth, if any, in the price of the Company's Common Stock. Because the exercise price for such options equals either (i) the market price of the Common Stock on the date of grant or (ii) a price calculated at a premium to the market price of the Common Stock on the date of grant, no gain to the executives is possible without an increase in the stock price, which increase would benefit the stockholders as a whole. Zero growth in the stock price will result in zero realizable value to the executive. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth, if any; the actual value, if any, that may be realized by any executive will depend on the market price of the Common Stock on the date of exercise.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during 1994, together with related information, and the value of unexercised options.

             AGGREGATED COMPANY OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                    NUMBER OF
                                                                                    SECURITIES             VALUE OF
                                                                                    UNDERLYING           UNEXERCISED
                                                                                   UNEXERCISED           IN-THE-MONEY
                                                                                 OPTIONS/SARS AT       OPTIONS/SARS AT
                                                                                FISCAL YEAR-END(#)    FISCAL YEAR-END($)
                                              SHARES                            ------------------    ------------------
                                            ACQUIRED ON                            EXERCISABLE/          EXERCISABLE/
                  NAME                      EXERCISE(#)    VALUE REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
- -----------------------------------------   -----------    -----------------    ------------------    ------------------

Thomas C. Wajnert........................          0                 0               0/244,354              $0/$0
Irving H. Rothman........................          0                 0               0/104,975                0/0
Charles D. Van Sickle....................          0                 0                0/92,518                0/0
G. Daniel McCarthy.......................          0                 0                0/70,240                0/0
Ruth A. Morey............................          0                 0                0/65,008                0/0

     The following table sets forth the number of shares of AT&T common stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during 1994, together with related information, and the value of unexercised options.

              AGGREGATED AT&T OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                  NUMBER OF
                                                                                  SECURITIES              VALUE OF
                                                                                  UNDERLYING            UNEXERCISED
                                                                                 UNEXERCISED            IN-THE-MONEY
                                                                               OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                              FISCAL YEAR-END(#)     FISCAL YEAR-END($)
                                                  SHARES                      ------------------    --------------------
                                                ACQUIRED ON       VALUE          EXERCISABLE/           EXERCISABLE/
                     NAME                       EXERCISE(#)    REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
- ----------------------------------------------  -----------    -----------    ------------------    --------------------

Thomas C. Wajnert.............................     5,035         $34,243         12,622/50,000        $ 1,520/$215,234
Irving H. Rothman.............................         0               0               2,350/0                   147/0
Charles D. Van Sickle.........................         0               0               9,585/0                95,580/0
G. Daniel McCarthy............................         0               0               1,200/0                    75/0
Ruth A. Morey.................................     2,000          23,250               2,231/0                13,782/0

     The following table sets forth, with respect to the individuals listed in the Summary Compensation Table, awards to such individuals during 1993 under the Company's 1993 Share Performance Incentive Plan (and related information). Although the awards were made in 1993, a portion of the awards relates to a performance period that began in 1994 (see note 1 below).

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                    ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER OF          PERFORMANCE            NON-STOCK PRICE-BASED PLANS
                                         SHARES, UNITS OR    OR OTHER PERIOD     -------------------------------------
                                           OTHER RIGHTS      UNTIL MATURATION    THRESHOLD      TARGET       MAXIMUM
                 NAME                        ($ OR #)           OR PAYOUT        ($ OR #)      ($ OR #)      ($ OR #)
- --------------------------------------   ----------------    ----------------    ---------    ----------    ----------

Thomas C. Wajnert.....................       (1)                 1993-2000         (1)        $2,201,787    $4,403,575
Irving H. Rothman.....................       (1)                 1993-2000         (1)         1,232,084     2,464,167
Charles D. Van Sickle.................       (1)                 1993-2000         (1)         1,232,084     2,464,167
G. Daniel McCarthy....................       (1)                 1993-2000         (1)           978,142     1,956,283
Ruth A. Morey.........................       (1)                 1993-2000         (1)           978,142     1,956,283

- ------------

(1) The AT&T Capital Corporation 1993 Share Performance Incentive Plan (the 'SPIP') was adopted on June 10, 1993. The purpose of the SPIP is to reward key members of the Company's management team, including the named executive officers, for increases in stockholder value that exceed those of other financial services companies. The SPIP will remain in effect through June 30, 2000. Under the SPIP, eligible employees, including the named executive officers, received awards entitling them to receive cash payouts with respect to each of the three-year 'performance periods' ending June 30, 1996, 1997, 1998, 1999 and 2000, respectively, provided that their employment has not terminated prior to the end of the applicable performance period. See 'Compensation Committee Report on Executive
    Compensation -- Long-Term Component -- Share Performance Incentive Plan' above for a description of the SPIP.


    With respect to the SPIP, in the event that (i) a 'Sale of Control' (i.e., any change in control of the Company caused by AT&T) or a 'Material Adverse Amendment' (certain amendments, modifications or terminations of any of the Operating Agreement, the Intercompany Agreement, the License Agreement and certain other material agreements, each between the Company and AT&T, that
    (x) is likely to have a material adverse effect on the financial performance of the Company on a consolidated basis or the fair market value of the Company's Common Stock and (y) has not been approved by a majority of the Non-Employee Directors) occurs on or prior to the third anniversary of the IPO and (ii) in the case of a Sale of Control, there is a 'Qualifying Termination' (i.e., certain terminations of employment within one year before or two years after a Sale of Control) of a participant, an accelerated cash payout will be made under the SPIP to such participant in an amount equal to 50% of the maximum payout for all pending and future performance periods under the SPIP (discounted to present value at a risk-free rate of return). If such an event occurs after the third anniversary of the IPO, but on or prior to June 30, 2000, in addition to the payment of any payout accrued with respect to any completed performance periods, an accelerated payout to such participant will be made equal to 100% of the maximum payout for all pending and future performance periods under the SPIP (similarly discounted). Similarly, if a 'Disaffiliation Event' (which is defined generally as a decrease in AT&T's ownership of Common


                                               (footnote continued on next page)

(footnote continued from previous page)
    Stock of the Company to less than 50% of the outstanding shares coupled with a withdrawal by AT&T of the Company's right to use the 'AT&T' or 'NCR' names pursuant to the License Agreement between the Company and AT&T) occurs at any time during the term of the SPIP, the Total Return of the Company and the average Total Return of the Benchmark Group for the period commencing on the beginning of each pending performance period and ending on the date of such event will be determined and, assuming that the 'risk free' rate of return test is met or exceeded, a cash payout will be made at such time with respect to each such period in accordance with the normal payout criteria. At the end of each such pending performance period, the Total Return of the Company and the average Total Return for the Benchmark Group for the completed period will again be calculated, and if a higher payout results for such period in accordance with the normal SPIP rules, the excess of such higher payout over any amount paid at the time of the Disaffiliation Event will be paid to such participant. Payouts with respect to performance periods beginning after the Disaffiliation Event will also be made in accordance with normal SPIP rules.

LONG TERM INCENTIVE PLAN

     The Company's 1993 Long Term Incentive Plan ('LTIP') was adopted by the Board of Directors on June 10, 1993 and was subsequently approved by the stockholders of the Company prior to the IPO. Under the LTIP, the Compensation Committee may grant various stock based awards to selected members of the Company and its subsidiaries, which awards may include stock options (either nonqualified stock options or incentive stock options), SARs, restricted stock awards, performance shares, performance units, dividend equivalents and other stock awards. The number of shares of Common Stock available for the grant of awards under the LTIP is 2,000,000 shares. No awards may be granted under the LTIP after June 10, 2003. Ten non-employee directors and approximately 2,700 members are eligible to participate in the LTIP.

     The Compensation Committee has full power and authority, subject to certain limitations, to select the member participants to receive awards under the LTIP and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, to determine how awards will be settled, to determine whether awards may be deferred at the election of the participants, to determine whether awards will be cancelled or suspended and to make all other determinations that it deems necessary or desirable in the interpretation and administration of the plan. The Compensation Committee may delegate to one or more senior managers of the Company the right to grant awards under the LTIP to members who are not senior officers or directors and to cancel or suspend awards granted to such members.

     Annual stock option grants are expected to be made under the LTIP to executive officers, certain senior executives or managers, certain managers at the business unit level and certain key members (collectively, the 'Key
Managers'). The annual grant to each Key Manager will be based on the position of such Key Manager and will be determined annually by the Compensation Committee or its delegate.

     Under the LTIP, the purchase price per share of stock purchasable under any stock option granted pursuant to the LTIP is determined by the Compensation Committee, but will generally not be less than 100% of the fair market value of the stock on the date of the grant of such option. The term of each option is fixed by the Compensation Committee. Options are exercisable at such time or times as determined by the Compensation Committee. Options are exercised by payment in full of the purchase price, either in cash or, at the discretion of the Compensation Committee, in whole or in part, in stock of the Company or other consideration having a fair market value on the date the option is exercised equal to the option price.

     An SAR may be granted free-standing or in tandem with new or existing options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The grant price of an SAR (which may not be less than the fair market value of the shares on the date of grant of the SAR or of any related option) and other terms of the SAR are determined by the Compensation Committee. Payment by the Company upon such exercise may be in cash, stock, other property, or any combination thereof, as the Compensation Committee may determine. Any related option will no longer be exercisable to the extent the SAR has been exercised and the exercise of an option cancels the related SAR to the extent of such exercise.

     Restricted stock awards also may be granted under the LTIP. Restricted stock is Common Stock that is subject to forfeiture and is not transferrable until certain restrictions established by the Compensation Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of service or the payment of any minimum amount required by law. A participant has, with respect to restricted stock, all the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee determines otherwise.

     Performance awards based on the achievement of specified performance criteria during specified performance periods, in each case as determined by the Compensation Committee, may also be granted under the LTIP. Such awards may consist of performance shares, which consist of units valued by reference to a designated number of shares of Common Stock, or performance units, which consist of units valued by reference to a designated amount of property other than shares of Common Stock. Such awards may be paid in cash, shares of Common Stock or other property or any combination thereof, as determined by the Compensation Committee.

     Under the LTIP, the Compensation Committee may also grant other stock unit awards. Other stock unit awards are awards of shares that are valued in whole or in part by reference to, or are otherwise based on, Common Stock or other securities of the Company. These awards may be paid in Common Stock or other securities of the Company, cash, or any other form of property, as determined by the Compensation Committee. Stock (including securities convertible into stock) granted pursuant to stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Stock (including securities convertible into stock) purchased pursuant to purchase rights granted may be purchased for such consideration as the Compensation Committee may determine, which price may not be less than the fair market value of such stock or other securities on the date such purchase right is granted. All or a portion of such purchase price may be loaned, on a recourse or nonrecourse basis or both, to participants.

     In the event of a qualifying termination of the employment of a participant in the LTIP in connection with a sale of control of the Company, any forfeiture restrictions applicable to any awards previously granted to such member under the LTIP will automatically expire and all such awards that are subject to vesting provisions will automatically be deemed fully vested. Without limiting the foregoing, in the event of a 'Change in Control' of the Company, the Compensation Committee, as constituted before such Change in Control, may, as to any award granted to a participant under the

LTIP, take any one or more of the following actions: (i) provide for the acceleration of vesting of such award so that such award may be exercised in full on or before a date fixed by the Compensation Committee, (ii) provide for the repurchase of any such award, in whole or in part, upon such participant's request, (iii) make such adjustments to such award as the Compensation Committee deems appropriate to reflect such Change in Control or (iv) cause such award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. In summary, a sale of control will be deemed to occur for such purposes if AT&T at any time causes a 'Change in Control' of the Company, with a Change in Control generally being deemed to occur (i) if any person or group acquires the beneficial ownership of 15% or more of the combined voting power of the outstanding voting securities of the Company (unless AT&T remains the beneficial owner of voting securities representing a greater percentage of such voting power), (ii) if the individuals who constitute the Board of Directors of the Company as of the date of the initial sale of Common Stock pursuant to the IPO (the 'Incumbent Board') cease to constitute at least two-thirds of the Board of Directors (provided that any new director approved by a two-thirds vote of the Incumbent Board will also be deemed to be part of the Incumbent Board for such purposes) or (iii) if the stockholders of the Company at any time approve (A) any merger, consolidation or reorganization involving the Company (unless as a result thereof the stockholders of the Company immediately before such event own securities representing at least 60% of the combined voting power of the outstanding voting securities of the surviving corporation in such transaction and certain other criteria are met), (B) a complete liquidation or dissolution of the Company or
(C) an agreement for the sale or other disposition of all or substantially all the assets of the Company (other than to a subsidiary).

     The LTIP also provides for the granting of stock options and restricted stock to non-employee directors of the Company. Immediately following each of the IPO and the Company's 1994 Annual Meeting of Stockholders, each non-employee director was granted, and immediately after the 1995 Annual Meeting and each annual meeting of the Company's stockholders thereafter each non-employee director will be granted, a ten-year option to purchase 1,000 shares of Common Stock at a price equal to the fair market value of the Common Stock on the date of grant of such option, which option will be subject to certain transfer restrictions and limitations on exercisability described in the plan. The LTIP also permits non-employee directors to elect to receive, in lieu of their customary cash retainer payments, shares of restricted Common Stock (with a fair market value equal to the amount of such payment) or additional options (exercisable for the purchase of shares of Common Stock with a fair market value as of the date of grant equal to 2 1/2 times the amount of such payment). Such shares of restricted stock are subject to forfeiture in the event that the director ceases to serve as a director of the Company prior to the day before the first annual meeting of the stockholders of the Company following the date of grant. In the event of a Change in Control, each such directors' option will be converted into the amount of cash that the holder would have received if such option had been exercised on the date of the Change in Control.

     Subject to certain exceptions, the Board of Directors may terminate or amend the LTIP at any time.

     Directors who are executive officers do not participate in any action of the Board or the Compensation Committee relating to the incentive compensation plans. No member of the Compensation Committee is employed by the Company.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain of the U.S. federal income tax consequences generally arising with respect to grants and awards under the LTIP.

     Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

     Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, 'performance-based' compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied:
(i) the performance goals are determined by a committee consisting solely of two or more 'outside directors'; (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders; and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Compensation Committee administering the LTIP will consist solely of 'outside directors' as defined for purposes of section 162(m) of the Code. As a result, and based on certain proposed regulations issued by the U.S. Department of the Treasury, certain compensation under the LTIP, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the LTIP, such as any restricted stock award not subject to a performance condition to vesting, would be subject to such limit.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total return1 on an investment in the Company's Common Stock during the period beginning on July 28, 1993 (the first day that the Common Stock was publicly traded) and ending on December 31, 1994, with that of (i) the Standard & Poor's ('S&P') 500 Stock Index and (ii) the Benchmark Group2.

                              [PERFORMANCE GRAPH]

AT&T CAPITAL CORPORATION       100     102.99        91.31
S&P 500                        100     105.60       107.01
BENCHMARK GROUP                100      99.45       100.03
                           6/28/93   12/31/93     12/31/94

     1 Assumes $100 invested on July 28, 1993 in the Company's Common Stock (at the closing price of the Common Stock on such date), the S&P 500 Index and the common stocks of the Benchmark Group. Cumulative total return assumes reinvestment of dividends.

     2 The Benchmark Group is currently composed of a group of 25 publicly traded financial services companies, each of which is in the leasing, finance or lending business. The performance of the Benchmark Group companies is used by the Company to determine awards made to participants in the Company's SPIP (see the note to the Long-Term Incentive Plans table on page 19 for more information regarding the SPIP and the Benchmark Group). The current members of the Benchmark Group are: Amsouth Bancorporation, Bancorp Hawaii Inc., Bank of Boston Corp., Beneficial Corp., Comdisco, Inc., First Bank System, Inc., First of America Bank Corp., First Virginia Banks, Inc., Firstar Corp., GATX, Corp., GFC Financial Corp., Household International Inc., Integra Financial Corp., Itel Corp., MBNA Corp., PHH Corp., Republic New York Corp., Rollins Truck Leasing Corp., Ryder System Inc., Shawmut National Corp., Signet Banking Corp., Southern National Corp., Synovus Financial Corp., UJB Financial Corp. and XTRA Corp. The

                                              (footnotes continued on next page)

(footnotes continued from previous page)
       Performance Graph included in the Company's Proxy Statement relating to its annual stockholders' meeting on April 22, 1994, disclosed the cumulative total return of an investment in a Benchmark Group comprised of 26 companies. Continental Bank Corp. (which was in the Benchmark Group in 1993) is not included in the Benchmark Group in 1994 because it was acquired by the Bank of America on September 1, 1994, and, as a result, its stock is no longer publicly traded. If Continental Bank Corp. were included in the Performance Group in this Proxy Statement, the cumulative total return of the Benchmark Group as of December 31, 1993, would have been 99.11.

DEFINED BENEFIT PLAN RETIREMENT BENEFITS

     Through December 31, 1993, most of the Company's management employees, including all of the named executive officers, participated in the AT&T Management Pension Plan, a non-contributory pension plan which covers all management employees, including executive officers, of AT&T and certain of its affiliates. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected under certain conditions. Through December 31, 1993, certain of the Company's executive officers also participated in the AT&T Non-Qualified Pension Plan. Pension benefits under this plan will generally commence at the same time as benefits under the AT&T Management Pension Plan.

     Messrs. Rothman, Van Sickle and Wajnert and certain other management employees of the Company who were hired at age 35 or over are covered by a supplemental AT&T Mid-Career Pension Plan. The plan provides additional pension credits equal to the difference between age 35 and their maximum possible years of service attainable at age 65, but not to exceed actual net credited service, at approximately one-half the rate of the AT&T Management Pension Plan.

     Messrs. Wajnert, Rothman, Van Sickle and McCarthy and Ms. Morey ceased to participate in the above-mentioned pension plans effective January 1, 1994. Their accrued annual pension amounts under these plans through December 31, 1993 is $105,660, $61,221, $45,799, $26,434 and $21,003, respectively. Pensions will be payable to each of them when each reaches age 65. Amounts shown are straight-life annuity amounts not reduced by a joint and survivorship provision which is available to these executive officers.

     The Company established its own retirement and benefit plans effective January 1, 1994. The Company also established two nonqualified pension plans, effective January 1, 1994, in which the individuals listed in the Summary Compensation Table participate: the AT&T Capital Corporation Executive Benefit Plan and the AT&T Capital Corporation Supplemental Executive Retirement Plan.

     The Executive Benefit Plan is designed to provide deferred compensation benefits to certain members of the Company's Leadership Forum (which includes 30 of the Company's senior executives) who are designated by the Compensation Committee by (i) providing an additional source of income at retirement based on a percentage of the executive's final pay if he or she meets certain requirements upon termination of employment and (ii) allowing the participants to defer receipt of up to 4% of pay until termination of their employment. In addition, the Executive Benefit Plan also replaces certain benefits to which the Chief Executive Officer would have been entitled had he remained covered under AT&T's Nonqualified and Mid-Career Pension Plans.

     Under the Executive Benefit Plan, a participant's benefit equals a percentage applied to final pay (as defined in the Plan), less benefits provided under all other qualified and non-qualified sources from both AT&T and the Company (including the Supplemental Executive Retirement Plan described below). For the current Chief Executive Officer, the percentages applied are 35% at age 55, grading up to 40% at age 60 or later. For the Company's other current Corporate Leadership Team ('CLT') members, the percentages applied are 38% at age 58, grading up to 40% at age 60 or later, subject to 10 years of service being attained. For any new participating CLT members, the percentages applied will be 35% at age 58, grading up to 38% at age 60 or later, subject to 15 years of service being attained. For the Company's participating strategic business leaders, the percentages applied are 35% at age 58, grading up to 38% at age 60 or later, subject to 20 years of service being attained.

     In addition to the other benefits described above, the Company will provide the current Chief Executive Officer with the following benefits to which he was previously entitled under AT&T's Senior Management Plans and Programs:

          AT&T intends to continue the Chief Executive Officer's coverage under, and the Company will pay AT&T for premiums associated with, the Senior Management Basic Life Insurance Program and Senior Management Individual Life Insurance Program.

          The Company will create a program, through insurance or otherwise, (i) to duplicate the benefits the Chief Executive Officer would have been entitled to receive under the Senior Management Long-Term Disability and Survivor Protection Plan ('Protection Plan'), except that he will be eligible for the 'Minimum Retirement Benefit' under that plan if he terminates employment on or after his 60th birthday, (ii) to duplicate the 'Surviving Spouse Benefit' that would have been payable under the Protection Plan if he dies before his 55th birthday, (iii) to provide a benefit equal to the greater of (a) the 'Surviving Spouse Benefit' that would have been payable under the Protection Plan or (b) the normal survivor benefit payable under the Executive Benefit Plan, if he dies on or after his 55th birthday, and (iv) to duplicate the accident, sickness, pensioner death, and other postretirement death benefits under the 'Death Benefits' provisions for Senior Managers in the AT&T Non-Qualified Pension Plan if the Chief Executive Officer terminates employment on or after his 60th birthday or if he becomes disabled.

     Under the Supplemental Executive Retirement Plan ('SERP'), certain executives will be provided with supplemental retirement benefits to ease the transition from coverage under the AT&T Management Pension Plan ('AT&TMPP') to coverage under the Company's new defined contribution plan.

     For eligible executives, the SERP will provide a benefit equal to the difference between 95% of the benefit that the AT&TMPP would have provided (if the executive had remained covered by the AT&TMPP) and the retirement plan benefit under the Company's new defined contribution plans plus the individual's frozen AT&TMPP benefit.

     To be eligible for the SERP, the executive must have been a participant in the AT&TMPP as of December 31, 1993, and either (i) be a member of the Company's Leadership Forum, or (ii)(a) have total pay for 1993 of at least $115,200 or have total pay for the 36 months preceding termination of employment averaging at least twice the Social Security Wage Base and (b) have (as of December 31,
1993) at least 10 years of combined service with the Company and AT&T or be within 10 years of service pension eligibility under the AT&TMPP.

     To be eligible for a SERP benefit, the executive must meet the requirements for service pension eligibility in effect under the AT&TMPP as of the date he or she leaves the Company, assuming the executive was covered by the AT&TMPP from his or her date of hire to the date the executive leaves the Company. For eligible executives leaving the Company prior to age 60, the SERP benefit will be actuarially reduced.

     The Executive Benefit Plan and the SERP are considered 'unfunded' plans under the Employee Retirement Income Security Act of 1974, as amended; however, the Company intends to make contributions to a nonqualified trust to satisfy its obligations under these plans.

EMPLOYMENT, CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS

     The SPIP, the LSPP, the LTIP and the 1995 Senior Executive Annual Incentive Plan ('SEAIP') contain certain sale of control or change in control provisions. See note 1 to the Long-Term Incentive Plans table beginning on page 19 for a description of the sale of control provisions in the SPIP.


     In the event of a 'Qualifying Termination' (i.e., certain terminations within one year before or two years after a change in control of the Company) under the SEAIP (such plan is described below under 'Approval of the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan' beginning on page 29) each participant in the SEAIP becomes vested with the right to receive a cash award for that year equal to the higher of (i) 110% of that participants' target incentive, if any, and (ii) such participants' cash award for the immediately preceding year.



     In the event of a 'Sale of Control' followed by a 'Qualifying Termination' (with such terms having similar meanings to the comparable terms of the LTIP -- see 'Long Term Incentive Plan' beginning on page 20), the restrictions on transfer with respect to shares purchased under the LSPP will automatically lapse. In the event of a change in control of the Company, the Compensation Committee may, as to any option granted under the LSPP or the LTIP, take any one or more of the following actions: (i) provide for the acceleration of the vesting of such option so that such option may be exercised in full on or before a date fixed by the Compensation Committee; (ii) provide for the repurchase of such option, in whole or in part, upon such participant's request, for an amount of cash equal to the fair market value (less the exercise price) of the underlying option shares; (iii) make such adjustment to such option as the Committee deems appropriate to reflect such change in control; or (iv) cause such option to be assumed or new rights substituted therefor by the acquiring or surviving corporation after such change in control. See 'Long Term Incentive Plan' beginning on page 20 for a more complete description of the change in control provisions in the LTIP.


INDEBTEDNESS OF MANAGEMENT

     Each of the individuals named in the Summary Compensation Table is indebted to the Company pursuant to notes executed under the LSPP. Under the LSPP, each named senior executive required to participate in the LSPP purchased shares of Common Stock with an aggregate purchase price approximately equal to a specified multiple of such executive's base salary.

     Between 88.5% and 97.7% of the purchase price for the shares of Common Stock purchased by a participant under the LSPP (the 'Purchased Shares') was paid for out of the proceeds of a seven-year full recourse loan (a 'Loan') made by the Company to such participant, with the balance of such purchase price being paid by such participant in cash. Interest accrues on each Loan at the rate of 6% per annum compounded annually (or, if higher, the safe harbor rate under applicable tax laws as of the date of purchase of the Purchased Shares). Except as set forth below, such interest will be payable only at maturity. If a participant selected a principal amount for the Loan exceeding 88.5% of the purchase price for the Purchased Shares, the participant is required to make monthly payments during the term of such Loan (unless the Compensation Committee authorizes payments to be made on a less frequent basis) equal to 1.4532% of such excess principal amount (assuming a 6% loan interest rate), which payments may be required to be effected through payroll deductions or another mechanism approved by the Compensation Committee while the participant is employed with the Company and are applied first to accrued interest, and then to principal, until such Loan is paid in full.

     The Purchased Shares of a participant are pledged to the Company to secure repayment of the Loan to such participant.

     The following table sets forth for each officer named in the Summary Compensation Table the largest aggregate amount of his or her indebtedness to the Company (all of which is related to the Loans referred to hereinabove) outstanding at any time during 1994 (the 'Highest 1994 Loan Balance') and the amount of the indebtedness outstanding as of December 31, 1994 (the 'Current Balance'):


                                                                       CURRENT BALANCE       HIGHEST 1994
                               NAME                                  AT DECEMBER 31, 1994    LOAN BALANCE
- ------------------------------------------------------------------   --------------------    ------------

Thomas C. Wajnert ................................................        $2,726,233          $2,726,233
  Chairman of the Board & Chief
  Executive Officer
Irving H. Rothman ................................................         1,167,270           1,167,270
  Group President
Charles D. Van Sickle ............................................         1,030,733           1,030,733
  Group President
G. Daniel McCarthy ...............................................           933,803             933,803
  Senior Vice President,
  General Counsel, Secretary
  and Chief Risk Management Officer
Ruth A. Morey ....................................................           851,417             851,417
  Senior Vice President and
  Corporate Resources Officer


                    B -- APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM B ON THE PROXY CARD)

     Upon the recommendation of the Audit Committee, which is composed entirely of Non-Employee Directors, the Board of Directors has appointed Coopers & Lybrand L.L.P. as independent auditors for the Company to audit its consolidated financial statements for 1995 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Coopers & Lybrand L.L.P. also performs non-audit services for the Company.

     The Board has directed the appointment of Coopers & Lybrand L.L.P. be submitted to the stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the stockholders do not approve the appointment of Coopers & Lybrand L.L.P., the Audit Committee and the Board will reconsider the appointment. Coopers & Lybrand L.L.P. has audited the consolidated financial statements of the Company and its predecessors since 1985, and audits the consolidated financial statements of AT&T.

     The Company has been advised by Coopers & Lybrand L.L.P. that it expects to have a representative present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS.

                 C -- APPROVAL OF THE AT&T CAPITAL CORPORATION
                  1995 SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
                           (ITEM C ON THE PROXY CARD)

     In October 1994, the Board of Directors adopted the 1995 Senior Executive Annual Incentive Plan (the 'SEAIP') and resolved that the SEAIP shall be submitted to the Company's stockholders for approval. The SEAIP is an annual bonus plan designed to provide certain senior managers of the Company with incentive compensation based on the Company's consolidated net after-tax income (as described herein) and upon the achievement of performance goals established by the Compensation Committee. The SEAIP establishes an objective performance-based formula that limits the cash awards that may be paid to eligible participants (as described herein) by setting the maximum award that may be paid to any eligible participant. The SEAIP will become effective as of January 1, 1995, if approved by stockholders and, with respect to the eligible participants therein, supersedes the Company's 1993 Annual Incentive Plan. The adoption of the SEAIP is made desirable by the recently enacted Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), to ensure the Federal income tax deductibility of any awards under the SEAIP. The SEAIP is being submitted for stockholder approval to comply with Section 162(m) (see 'Section 162(m) of the Code' on page 23 for a description of such section). The SEAIP will enhance the ability of the Company to attract and retain individuals having exceptional managerial and leadership talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.


     The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the SEAIP. If the stockholders do not approve the SEAIP, the SEAIP will not become effective and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Company.


     The material features of the SEAIP are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the SEAIP, the full text of which is set forth as Exhibit A to this Proxy Statement.

MATERIAL FEATURES OF THE SEAIP

ELIGIBLE PARTICIPANTS

     Participation in the SEAIP is open to each member (an 'Eligible Employee') of the Company's Corporate Leadership Team (the 'CLT'). As of January 1, 1995, six senior executive officers of the Company constituted the CLT. Participants who are not members of the CLT on December 31 of a performance year are not eligible for an award for that year.

AWARDS UNDER THE SEAIP

     Subject to the Committee's discretion to pay a lesser amount, each participant in the SEAIP will receive an award in any performance year that equals 1% of the Company's consolidated net after-tax income (after adjustment to omit the effects of any extraordinary items and the cumulative effects of changes in accounting principles) for such year. The Committee intends to use its discretion to ensure that awards under the SEAIP are consistent with the Compensation Philosophy described above (see 'Compensation Committee Report on Executive Compensation -- Compensation Philosophy' beginning on page 9).

     Awards will be made each calendar year with respect to the immediately preceding performance year. Awards shall be paid as soon as practicable after the close of the performance year (except to the extent deferred by the participant pursuant to the Company's Deferred Compensation Plan or by the Compensation Committee). In exercising its discretion, the Compensation Committee may establish target awards for each participant in the SEAIP based on certain performance criteria and the weighting of such goals established near the beginning of the performance year. Awards are determined in accordance with the achievement of performance goals based on such performance criteria and individual merit. Target awards shall be prorated for a particular performance year to account for entrance to membership with the CLT, and disability or retirement during the performance year.

TERMINATION AND AMENDMENT

     The Board of Directors and Compensation Committee may jointly terminate or amend the SEAIP at any time; provided that no amendment may be made that would adversely affect the rights of a participant with respect to an award granted and outstanding prior to the date such amendment is made that would adversely affect the rights of participants in the event of a Qualifying Termination of their employment.

NON-TRANSFERABILITY PROVISION

     Rights acquired under the SEAIP are not transferable. Neither the SEAIP nor any action taken thereunder shall be construed as giving to any participant the right to be retained in the employ of the Company or any of its affiliates.

EFFECTIVE DATE

     If approved by stockholders, the SEAIP will be effective as of January 1, 1995.

ADMINISTRATION

     The SEAIP will be administered by the Compensation Committee of the Board and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

     The following table sets forth the amount of the awards that the indicated persons and groups would have received in respect of the Company's 1994 fiscal year if (i) the SEAIP had been in effect for fiscal 1994 and (ii) the Committee had exercised discretion to reduce the amount of the awards to participants consistent with the compensation philosophy described above (see 'Compensation Committee Report on Executive Compensation -- Compensation Philosophy' beginning on page 9).

                  1995 SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN


                             NAME AND POSITION                                 DOLLAR VALUE($)
- ----------------------------------------------------------------------------   ----------------

Thomas C. Wajnert, .........................................................      $  441,755
  Chairman of the Board & Chief Executive Officer
Irving H. Rothman, .........................................................         217,360
  Group President
Charles D. Van Sickle, .....................................................         205,449
  Group President
G. Daniel McCarthy, ........................................................         167,343
  Senior Vice President, General Counsel, Secretary and Chief Risk
  Management Officer
Ruth A. Morey, .............................................................         169,287
  Senior Vice President and Corporate Resources Officer
Executive Officers as a group ..............................................       1,328,311
  (six persons)
Non-Employee Directors as a group...........................................               0
Non-Executive Officer Employees as a group..................................               0


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY'S 1995 SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

     The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card will be voted in accordance with the judgment of the persons named on the proxy card.

COST OF SOLICITATION

     The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other members of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse its transfer agent for expenses in connection with the distribution of proxy material and brokers and other persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals. The Company has retained Georgeson & Company Inc., New York, New York, at an approximate total cost of $5,000 plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the Securities and Exchange Commission and the Company's By-Laws. Proposals intended for inclusion in the proxy statement for the 1996 Annual Meeting must be received by the Company not later than November 20, 1995. Proposals should be directed to the attention of the Corporate Secretary's Office, AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983.

- ----------------------------------------------------------
         Stockholders are urged to send in their proxies without delay.

                                          By Order of the Board of Directors

                                          G. DANIEL MCCARTHY
                                          Senior Vice President, General
                                          Counsel, Secretary and Chief
                                          Risk Management Officer

March 20, 1995

                                                                       EXHIBIT A

                            AT&T CAPITAL CORPORATION
                  1995 SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

SECTION 1: PURPOSE

     The purpose of the Plan is to provide incentives and rewards for certain of the Company's senior executives who contribute to the success of the Company and assist the Company to attract and retain such senior executives.

SECTION 2: DEFINITIONS

     The following terms, as used herein, will have the meaning specified below:

          a. 'AWARD' means a cash payment made pursuant to the Plan (whether or not deferred pursuant to any deferred compensation plan of the Company).

          b. 'BOARD' means the Board of Directors of the Company.

          c. 'CAUSE' means (i) the commission by, or a conviction of, an Executive of a felony (whether or not such conviction is subject to appeal), (ii) a determination by the Board or the Committee that the Executive has defrauded the Company or any of its subsidiaries, (iii) a determination by the Board or the Committee that the Executive has misappropriated any property or business of the Company or any of its subsidiaries with a value in excess of $100.00 or intentionally damaged any property or business of the Company or any of its subsidiaries, or (iv) a determination by the Board or the Committee that the Executive has engaged in willful and serious misconduct.

          d. 'CHANGE IN CONTROL' means any of the following:

             i. an acquisition (other than in a Non-control Transaction, as defined in clause (iii) below) of any shares of capital stock or other securities of the Company generally entitled to vote in elections for directors ('Voting Securities') by a 'Person' or 'Group' (as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), other than the Company, any subsidiary of the Company or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, as a result of which such person or group becomes the 'Beneficial Owner' (as such term is used in Section 13 of the Exchange Act) of Voting Securities representing fifteen percent (15%) or more of the combined voting power of all Voting Securities then outstanding; provided that no such acquisition shall be deemed to give rise to a Change in Control so long as, after giving effect to such acquisition, AT&T Corp. ('AT&T') remains the Beneficial Owner of Voting Securities representing a greater percentage of the combined voting power of all Voting Securities then outstanding than is represented by the Voting Securities beneficially owned by such Person or Group; provided, further, that an acquisition of Voting Securities directly from the Company or any subsidiary of the Company shall not be deemed to give rise to a Change in Control if, immediately prior to such acquisition, no Person or Group is directly or indirectly in 'Control' of the Company (as such term is defined in Rule 405 under the Securities Act of 1933, as amended);

             ii. the individuals who, as of the effective date of the Plan, are members of the Board (the 'Incumbent Board'), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'Election Contest' (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a 'Proxy Contest'), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

             iii.   The  approval  by  the   requisite  vote  of  the  Company's
        stockholders of:

                A. a merger, consolidation or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation surviving such merger, consolidation, or reorganization (the 'Surviving Corporation') in substantially the same proportion as their ownership of the Voting Securities of the Company immediately prior to such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation and
           (3) no Person (other than the Company, any subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary thereof, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifteen percent (15%) or more of the then outstanding Voting Securities of the Company) has beneficial ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction meeting the criteria set forth in the foregoing clauses (1) through
           (3)  being   sometimes  referred   to   herein  as   a   'Non-control
           Transaction');

                B. a complete liquidation or dissolution of the Company; or

                C. an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

             Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any Person or Group becomes the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities of the Company as a result of an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities owned by such Person or Group, provided that if (i) a Change in Control would have been deemed to have occurred but for the operation of this sentence as a result of such acquisition of Voting Securities by the Company and (ii) such Person or Group thereupon or thereafter becomes the Beneficial Owner of any additional Voting Securities resulting in an increase in the percentage of the then outstanding Voting Securities beneficially owned by such Person or Group (and which percentage is in excess of fifteen percent (15%)), then a Change in Control shall be deemed to have occurred at the time of such acquisition of beneficial ownership of such additional Voting Securities by such Person or Group.

          e. 'CODE' means the Internal Revenue Code of 1986, as amended.

          f. 'COMMITTEE' means the Compensation Committee of the Board, provided, however, if the Compensation Committee of the Board is not composed entirely of 'outside directors' (within the meaning of section 162(m) of the Code) at any time on or after January 1, 1996, the 'Committee' shall mean the Business Review Committee of the Board, until such time as the Compensation Committee is so wholly composed of outside directors.

          g. 'COMPANY' means AT&T Capital Corporation, a Delaware corporation, and its successors.

          h. 'CORPORATE LEADERSHIP TEAM' OR 'CLT' means the Corporate Leadership Team of the Company or any successor strategic committee of the Company.

          i. 'COVERED EMPLOYEE' means a covered employee within the meaning of Code section 162(m)(3).

          j. 'DISABILITY' means 'disability' within the meaning of the Company's long-term disability plan, as in effect at the time.

          k. 'EXECUTIVE' means a member of the Company's Corporate Leadership Team.

          l. 'NET INCOME' means the consolidated net after-tax income of the Company, after adjustment to omit the effects of any extraordinary items and the cumulative effects of changes in accounting principles as shown in the Company's audited consolidated statement of income.

          m. 'PERFORMANCE CRITERIA' means the criteria selected by the Committee to measure the Company's performance for a Plan Year from among one or more of the following:

             i. Net Income;

             ii. Return to Equity;

             iii. any other criteria related to Company performance, subsidiary, division or unit performance, individual performance or any other category of performance selected by the Committee.

          n. 'PERFORMANCE GOAL' means the level of performance as established by the Committee with respect to a Performance Criteria.

          o. 'PLAN' means the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan.

          p. 'PLAN YEAR' means the calendar year.

          q. 'QUALIFYING TERMINATION' of the employment of an Executive with the Company and any of its subsidiaries in connection with a Change in Control means any of the following:

             i. a termination of such employment by the Company and such subsidiaries within two (2) years after such Change in Control, other than a termination for Cause or in a case of Retirement, death, or Disability;

             ii.  A termination of such employment  by such Executive within two
        (2) years after a Change in Control for one or more of the following reasons:

                A. The assignment to such Executive of any duties inconsistent, in a way significantly adverse to such Executive, with such Executive's positions, duties, responsibilities and status with the Company and such subsidiaries immediately prior to such Change in Control, or a significant reduction in the duties and responsibilities held by such Executive immediately prior to such Change in Control; a change in such Executive's reporting responsibilities, title or offices as in effect immediately prior to such Change in Control that is significantly adverse to the Executive; or any removal of such Executive from or any failure to re-elect such Executive to any position with the Company or any such subsidiary that such Executive held immediately prior to such Change in Control except in connection with such Executive's promotion or a termination of employment for Cause or in a case of Retirement, death, or Disability; or

                B. a reduction by the Company or such subsidiaries in such Executive's base annual salary as in effect immediately prior to such Change in Control; the failure by the Company and such subsidiaries to continue in effect any employee benefit plan or compensation plan in which such Executive was participating immediately prior to such Change in Control unless such Executive is permitted to participate in other plans providing substantially comparable benefits to such Executive; or the taking of any action by the Company or such subsidiaries that would adversely affect such Executive's participation in or materially reduce such Executive's benefits under any such plan; or

                C. the Company or such subsidiaries requiring such Executive to be based anywhere other than such Executive's present work location or a location within twenty-five (25) miles from such present location; or the Company or such subsidiaries requiring such Executive to travel on company business to an extent substantially more burdensome than such Executive's travel obligations immediately prior to such Change in Control;

        provided that, in the case of any such termination of employment by the Executive, such termination shall not be deemed to be a Qualifying Termination unless such termination occurs within ninety (90) days after the occurrence of the events constituting the reason for such termination; or

             iii. a termination of such employment by the Company and such subsidiaries within one (1) year prior to such Change in Control, other than a termination for Cause or in a case of Retirement, death, or Disability, if the Executive can demonstrate that such termination (A) was at the request of a third party with which AT&T or its subsidiaries (other than the Company and the subsidiaries of the Company to the extent that they are not directly or indirectly controlled by AT&T at the time) had entered into negotiations or an agreement with regard to such Change in Control or (B) otherwise occurred in connection with, or in anticipation of, such Change in Control, provided that, in either such case, such Change in Control actually occurs.

          r. 'RETIREMENT' means the voluntary retirement of an Executive pursuant to a retirement plan of the Company or any subsidiary of the Company.

          s. 'RETURN TO EQUITY' means Net Income divided by the average of the Company's consolidated shareholder equity, as of the end of each month in the twelve-month period ending on December 31 of a Plan Year.

          t. 'TARGET AWARD' means, with respect to an Executive for any Plan Year, the Executive's base salary, determined in accordance with guidelines established by the Committee, multiplied by the percentage of base salary established by the Committee for that Executive.

SECTION 3: AWARDS

     a. ELIGIBILITY. All Executives will be eligible to participate in the Plan.

     b. DETERMINATION. Subject to Section 3(c) and the Committee's discretion to pay a lesser amount, each individual who is an Executive as of the first day of a Plan Year shall be entitled to an Award as to such Plan Year equal to one percent (1%) of Net Income for such Plan Year, and each individual who becomes an Executive after the first day of a Plan Year shall be entitled to a prorated Award for such Plan Year equal to one percent (1%) of Net Income for such Plan Year multiplied by a fraction, the numerator of which is the number of days in such Plan Year such individual was an Executive and the denominator of which is 365, provided, however, that an individual who becomes an Executive after October 1 in a Plan Year shall not be entitled to any Award for such Plan Year. In determining whether to exercise its discretion and in exercising its discretion to decrease the amount of the Award to which an Executive is otherwise entitled pursuant to the preceding sentence, the Committee, by way of illustration but not limitation, may establish Target Awards and Performance Criteria, Performance Goals, and weightings therefor for a Plan Year, which Target Awards and Performance Criteria, Performance Goals, and weightings therefor may vary from Executive to Executive and from Plan Year to Plan Year. The extent to which any such Performance Goals have been achieved will be determined, and the calculation of all Awards will be made, by the Committee.

     c. PAYMENT. Subject to the Committee's Certification of the Net Income achieved by the Company in connection with any applicable Plan Year, Awards will be paid, in a lump sum cash payment, as soon as practicable after the close of the Plan Year to which such Awards relate, but in no event later than March 15 of the Plan Year immediately following such Plan Year. No Award will be payable to any Executive who is not an Executive on the last day of the Plan Year, except that if, during the Plan Year, the Executive ceases to be a member of the CLT, including without limitation by reason of Retirement, death or Disability (but other than by reason of a termination of employment with the Company and any of its subsidiaries for Cause), the Executive may be entitled to a prorated Award, as and to the extent determined by the Committee. Notwithstanding the foregoing provisions of this Section, the Committee, subject to such terms and conditions as it may determine, and an Executive, pursuant to any deferred compensation plan of the Company, shall have the right to defer the payment of an Award, provided, in either case, that any amounts credited to such deferred Awards will be based either on a reasonable rate of interest or the actual rate of return on one or more predetermined actual investments.

     d. ACCELERATION UPON CHANGE IN CONTROL. In the event of a Qualifying Termination of the employment of any Executive with the Company prior to the end of any Plan Year in connection with a Change in Control, such Executive shall become irrevocably vested with the right to receive an Award for such Plan Year equal to the higher of (i) 110% of such Executive's Target Award, if any, for such Plan Year and (ii) such Executive's Award for the Plan Year immediately preceding such Change in Control. Similarly, in the event of such a Qualifying Termination between the end of any Plan Year and March 15 of the immediately following Plan Year, such Executive shall become irrevocably vested with the right to receive an Award with respect to such Plan Year equal to the highest of
(i) the Award for such Plan Year, to the extent already determined, (ii) 110% of such Executive's Target Award, if any, for such Plan Year, and (iii) such Executive's Award for the Plan Year immediately preceding such Change in Control. The Company shall pay the Executive such amount no later than March 15 of the Plan Year immediately following the Plan Year to which such Award relates.

SECTION 4: ADMINISTRATION

     a. COMMITTEE. The Plan will be administered by the Committee, which shall be constituted so as to enable the Plan to comply with the administration requirement of Code section 162(m)(4)(C).

     b. AUTHORITY. Subject to approval of this Plan by the Company's stockholders, the Committee will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan and any related document, (iii) to prescribe, amend, and rescind rules and guidelines relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

     c. DETERMINATIONS. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, Awards, whether or not such persons are similarly situated.

     d. EXPENSES. The Company will pay all costs and expenses of administering the Plan, including but not limited to the payment of expert fees.

     e. DELEGATION. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority with respect to decisions regarding the amount or other material terms of any Awards.

     f. CODE SECTION 162(M). It is intended that this Plan and Awards hereunder, in the case of Executives who are or may be Covered Employees, satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Code section 162(m) so that the Company's tax deduction for remuneration in respect of the Plan for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of the Plan or if any Award would otherwise frustrate or conflict with the intent expressed in this Section, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees.

SECTION 5: MISCELLANEOUS

     a. AWARD CONFERS NO RIGHT TO EMPLOYMENT. No Executive or other person shall have any right or claim to any Award under the Plan except in accordance with the provisions of the Plan. The Plan shall not be construed as creating any contract of employment or otherwise conferring upon any Executive any legal right to continuation of employment, nor as limiting or qualifying the right of the Company and its subsidiaries to discharge any Executive without regard to the effect that such discharge might have upon such Executive's rights under the Plan.

     b. UNFUNDED PLAN. Nothing in this Plan shall be interpreted as requiring the Company or any subsidiary of the Company to fund or otherwise set aside or earmark any assets for the purposes of satisfying any obligations under this Plan. The Company's obligations hereunder shall constitute general unsecured obligations, payable out of the Company's general assets, and no Executive shall have any right to any specific assets of the Company or any subsidiary of the Company.

     c. WITHHOLDING TAXES. The Company may, in its discretion, deduct any withholding taxes applicable to the payment of an Award hereunder (i) from the amount to be paid under such Award or (ii) from any other amount then or thereafter payable by the Company or any subsidiary of the Company to the relevant Executive.

     d. SUCCESSORS. Awards granted hereunder shall be binding upon any successor or successors to the Company or any relevant subsidiary of the Company.

     e. NON-ASSIGNABILITY OF RIGHTS. No interest, right or claim in or to any Award payable hereunder shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Company will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

     f. FACILITY OF PAYMENTS. In the event that the Committee or its designee determines that any Executive to whom an Award is payable under the Plan is unable to care for his affairs because of illness or accident, or otherwise, the Committee or its designee may direct that any payment due shall be paid to the duly appointed legal representative of such person, or if there be no duly appointed legal representative, to the spouse, a child, a parent or other blood relative of the person, or to any person deemed by Committee or its designees to have incurred expense for the benefit of such person, and any such payments so made shall be a complete discharge of the liabilities of the Company therefor.

     g. APPLICABILITY OF EMPLOYEE COMPENSATION ADJUSTMENT PLAN. The rights of an Executive under any Award granted to such Executive under the Plan shall be subject to the provisions of the AT&T Capital Corporation Employee Compensation Adjustment Plan, as in effect from time to time, to the extent applicable to such Executive.

     h. GOVERNING LAW. This Plan and the Awards granted hereunder shall be governed in accordance with the laws of the State of New Jersey without regard to the conflicts of law rules thereof.

     i. NUMBER AND GENDER. Where from the context it appears appropriate, each term used in this Plan in either the singular or plural shall include the singular and the plural, and pronouns state in the masculine, feminine or neuter gender shall include the masculine, feminine, and neuter.

     j. CAPTIONS. Captions of this Plan are inserted for convenience of reference only, and the Plan is not to be construed by interpretation thereof.

     k. AMENDMENTS. The Plan may be amended or terminated by the Committee and the Board in any respect except that (i) no amendment may be made which would adversely affect the rights of an Executive under an Award granted and outstanding prior to the date such amendment is adopted and (ii) following any Change in Control, no such amendment may be made which would adversely affect the rights of Executives in the event of a Qualifying Termination of their employment (including, without limitation, the definition of what constitutes a 'Qualifying Termination').

     l. EFFECTIVE DATE. The Plan shall be effective January 1, 1995.

                                      A-7
['RECYCLED' LOGO]

                                   APPENDIX I
                                   PROXY CARD

[LOGO] AT&T                                                                PROXY
       Capital Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AT&T CAPITAL CORPORATION FOR THE ANNUAL MEETING ON APRIL 21, 1995.

The undersigned hereby appoints Thomas C. Wajnert, Richard W. Miller and S. Lawrence Prendergast proxies (each with the power to act alone or with full power of substitution) with the powers the undersigned would possess if personally present to vote all common shares of the undersigned in AT&T Capital Corporation at the annual meeting of stockholders to be held at The Hamilton Park Executive Conference Center, Florham Park, New Jersey, at 9:30 a.m. on April 21, 1995, and at any and all adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THIS CARD, AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THIS MEETING. IF YOU HAVE INDICATED ANY CHANGES OR VOTING LIMITATIONS ON THIS SIDE OF THE CARD, PLEASE MARK THE 'COMMENTS' BOX ON THE OTHER SIDE.

Your vote for election of Directors may be indicated on the other side. Nominees are -- Thomas C. Wajnert, John P. Clancey, James P. Kelly, Gerald M. Lowrie, William B. Marx, Jr., Richard A. McGinn, Joseph J. Melone, Richard W. Miller, S. Lawrence Prendergast, Brooks Walker, Jr., and Marilyn J. Wasser.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8932, EDISON, NJ 08818-9273. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

Comments:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(If you have written in the above space, please mark the 'Comments' box on the other side of this card.)

                                       [RECYCLED LOGO] Printed on recycled paper

                               DETACH PROXY CARD

DIRECTIONS TO THE HAMILTON PARK EXECUTIVE CONFERENCE CENTER:

FROM NEWARK AIRPORT:
Follow signs to I-78 West.
Take I-78 West for approximately 9 miles to NJ 24 West.
Follow directions from NJ 24 West below.

FROM NJ 24 WEST:
Follow NJ 24 West to exit 2-A for Morristown/Rt. 510 West
(Columbia Turnpike). Make a left at the first light onto Park
Ave. At the fourth light make a right into Hamilton Park.

FROM I-287 SOUTH TO NORTH:                                                            Annual
Follow 1-287 North to Exit 37 (24 East, Springfield). Take exit                       Meeting
2-A for Morristown/Rt. 510 West. At the first light make a left                       of
onto Park Ave. At the fourth light make a right into Hamilton                         Stockholders
Park.

FROM I-287 NORTH TO SOUTH:                                                            April 21, 1995, 9:30 a.m.
Follow I-287 South to exit 37 (24 East). Take exit 2-A for
Morristown/Rt. 510 West. At the first light make a left onto
Park Ave. At the fourth light make a right into Hamilton Park.

FROM GEORGE WASHINGTON BRIDGE:                                                        The Hamilton Park
Take G.W. Bridge to 80 West to exit 43 and I-287 South (Morristown).                  Executive Conference Center
Follow direction from I-287 North to South.                                           175 Park Avenue
                                                                                      Florham Park, New Jersey

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                                  DIRECTORS RECOMMEND A VOTE 'FOR'

                 FOR   WITHHELD                      FOR   AGAINST   ABSTAIN                                FOR   AGAINST   ABSTAIN
A. Election of   [ ]      [ ]       B. Approval of   [ ]     [ ]       [ ]       C. Approval of 1995        [ ]     [ ]       [ ]
   Directors                           Independent                                  Senior Executive
   (page 2)                            Auditors                                     Annual Incentive Plan
                                       (page 28)                                    (page 29)
*FOR ALL EXCEPT the following nominee(s)

                                                                                                     SPECIAL NOTES    [ ]
                                                                                                     I plan to
                                                                                                     attend meeting

                                                                                                     Comments on      [ ]
                                                                                                     reverse side

SIGNATURE(S)___________________________________________________________________ DATE_______________________________, 1995

Please sign this proxy exactly as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                               DETACH PROXY CARD

                                ADMISSION TICKET
                                     [LOGO]
                                      AT&T
                              Capital Corporation
                                 ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                             Friday, April 21, 1995
                                   9:30 a.m.
                          The Hamilton Park Executive
                               Conference Center
                                  175 Park Ave
                            Florham Park, New Jersey

                                     AGENDA

* Introductions and Welcome
* Chairman's Remarks
* Election of Directors
* Approval of the Appointment of Independent Auditors
* Approval of 1995 Senior Executive Annual Incentive Plan
* General Discussion

If you and your guest plan on attending the annual meeting, please mark the appropriate box in the Special Notes section of the proxy card above. Please present this ticket for admittance.